PURCHASE NOTICE
RELATING TO

REGAL BELOIT CORPORATION
2.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024

CUSIP Number: 758750 AA1 and 758750 AB9

PURSUANT TO THE COMPANY NOTICE DATED FEBRUARY 13, 2009 (THE “COMPANY NOTICE”)

This purchase notice (this “Purchase Notice”) relates to the purchase of 2.75% Convertible Senior Subordinated Notes Due 2024 (the “Securities”) of Regal Beloit Corporation (the “Company”), at the option of the holders of the Securities (the “Holders”). The option (the “Put Option”) is pursuant to the terms and conditions of the Securities and the Indenture, dated as of April 5, 2004, between the Company and U.S. Bank National Association, as supplemented by the First Supplemental Indenture, dated as of December 9, 2004 (the “Indenture”), that governs the terms of the Securities. All capitalized terms used but not specifically defined in this Purchase Notice shall have the meanings given to such terms in the Indenture.

Pursuant to the Put Option, the Company will pay to each Holder for each $1,000 principal amount of the Securities validly surrendered for purchase and not validly withdrawn a cash purchase price (the “Purchase Price”) of $1,013.75 on March 15, 2009 (the “Purchase Date”).

THE INSTRUCTIONS CONTAINED HEREIN AND IN THE COMPANY NOTICE SHOULD BE READ CAREFULLY BEFORE THIS PURCHASE NOTICE IS COMPLETED.

This Purchase Notice is to be used by Holders if certificates representing the Securities are to be physically delivered to the Paying Agent herewith by Holders. This Purchase Notice is also being supplied for informational purposes to persons who hold the Securities in book-entry form through the facilities of The Depository Trust Company (“DTC”). Surrender of the Securities held through DTC must be made pursuant to the appropriate procedures described under “Important Information Concerning the Put Option—Procedures to Be Followed by Holders Electing to Have Securities Purchased” in the Company Notice.

In order to properly complete this Purchase Notice, a Holder must (i) complete the box entitled “Description of the Securities Being Surrendered”, (ii) if appropriate, check and complete the boxes relating to Special Issuance and Delivery Instructions, (iii) sign the Purchase Notice and (iv) complete either the Substitute Form W-9 included herewith or Form W-8BEN. The completed Purchase Notice should be delivered to the Paying Agent, with any other required documents and the certificates representing the Securities to be surrendered for purchase, prior to 5:00 p.m., Eastern Time, on March 13, 2009.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE PAYMENT FOR THE SECURITIES SURRENDERED FOR PURCHASE PURSUANT TO THE COMPANY NOTICE MUST VALIDLY SURRENDER (AND NOT VALIDLY WITHDRAW) THEIR SECURITIES TO THE PAYING AGENT PRIOR TO 5:00 P.M., EASTERN TIME, ON MARCH 13, 2009. THE SECURITIES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN PRIOR TO 5:00 P.M., EASTERN TIME, ON MARCH 13, 2009.

The name and address of the Paying Agent are as follows:

For delivery by mail or overnight package:

U. S. Bank National Association 60 Livingston Ave. St. Paul, Minnesota 55107 Attn: Specialized Finance Department

For delivery by hand:

U. S. Bank National Association
60 Livingston Avenue
1st Floor-- Bond Drop Window
St. Paul, MN 55107
Attention: Corporate Trust Services/Specialized Finance Department
Fax number: (651) 495-8158
Confirmation number: (800) 934-6802
General Bondholder inquiry phone number: (800) 934-6802

By execution hereof, the undersigned acknowledges receipt of the Company Notice, this Purchase Notice and instructions hereto and other related materials, all of which relate to the Put Option. The undersigned has completed, executed and delivered to the Paying Agent this Purchase Notice to indicate the action the undersigned desires to take with respect to the surrendering of the Securities for repurchase pursuant to the Company Notice.

The Company is not aware of any jurisdiction where the delivery of the Company Notice would not be in compliance with applicable laws. If the Company becomes aware of any jurisdiction where the delivery of the Company Notice would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the delivery of the Company Notice. If after such good faith effort the Company cannot comply with any such applicable laws, the Company Notice will not be delivered to, nor will surrenders be accepted from or on behalf of, the Holders residing in such jurisdiction.

The method of delivery of this Purchase Notice, the related Securities to be surrendered and all other required documents is at the election and risk of the person delivering such Purchase Notice and surrendering such Securities and delivery will be deemed made only when actually received by the Paying Agent. The date of any postmark or other indication of when a Purchase Notice or Security was sent will not be taken into account in determining whether such materials were timely received. If such delivery is by mail, it is suggested that Holders use properly insured, registered mail with return receipt requested, and that Holders mail the required documents sufficiently in advance of March 13, 2009 to permit delivery to the Paying Agent prior to 5:00 p.m., Eastern Time, on March 13, 2009. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

Delivery of this Purchase Notice or any other required documents to an address other than as set forth above does not constitute valid delivery to the Paying Agent. Delivery of documents to DTC or the Company does not constitute delivery to the Paying Agent. The method of delivery of all documents is at the risk of the Holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

The Put Option will expire at 5:00 p.m. Eastern Time on March 13, 2009 and will not be extended.

Ladies and Gentlemen:

By execution of this purchase notice (this “Purchase Notice”), each signatory below represents that it has received the company notice (the “Company Notice”), dated February 13, 2009, of Regal Beloit Corporation (the “Company”). The Company Notice provides the notice required to be given to the holders (the “Holders”) of the Company’s 2.75% Convertible Senior Subordinated Notes Due 2024 (the “Securities”) by the Indenture, dated as of April 5, 2004, between the Company and U.S. Bank National Association, as supplemented by the First Supplemental Indenture, dated as of December 9, 2004 (the “Indenture”), relating to the Securities. All capitalized terms used but not specifically defined in this Purchase Notice shall have the meanings given to such terms in the Indenture.

As provided in the Indenture and the Securities, each Holder has the option (the “Put Option”) to require the Company to purchase on March 15, 2009 (the “Purchase Date”) each $1,000 principal amount of the Securities for a cash purchase price (the “Purchase Price”) of $1,013.75, which is equal to 100% of the principal amount of the Securities, plus accrued and unpaid Interest, accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, to the Purchase Date.

Unless this Purchase Notice is properly withdrawn in accordance with the provisions of the Indenture prior to 5:00 p.m. Eastern Time on March 13, 2009:

•	the undersigned hereby irrevocably sells, assigns and transfers to the Company, effective on the Purchase Date, all of its right and title in and to the Securities identified in this Purchase Notice;

•	all interest on the Securities identified in this Purchase Notice will cease to accrue on and after the Purchase Date; and

•	the only right of the undersigned with respect to the Securities identified in this Purchase Notice from and after the Purchase Date will be to receive payment of the Purchase Price promptly following the later to occur of the Purchase Date and the time of delivery to the Paying Agent of the Securities identified in this Purchase Notice.

The undersigned hereby irrevocably constitutes and appoints the Paying Agent the true and lawful agent and attorney-in-fact of the undersigned, with full knowledge that the Paying Agent also acts as agent of the Company, with full power of substitution, to:

•	present the Securities identified in this Purchase Notice for transfer and cancellation on the books of the relevant security registrar; and

•	receive the Purchase Price payable upon exercise of the Put Option with respect to such Securities, all in accordance with the terms of and conditions specified in the Company Notice, the Indenture and the Securities.

The undersigned hereby covenants, agrees, represents and warrants, unless this Purchase Notice is properly withdrawn as described in the Indenture and the Company Notice, that:

•	if the Securities identified in this Purchase Notice are not being surrendered to the Paying Agent at the time of delivery of this Purchase Notice, the undersigned will surrender the Securities to the Paying Agent;

•	the undersigned owns the Securities identified in this Purchase Notice, as contemplated by Rule 13e-4 promulgated under the Securities Exchange Act of 1934, and has full power and authority to validly surrender the Securities;

•	on the Purchase Date, or, if later, the date the Securities are surrendered to the Paying Agent, the Company will acquire good, marketable and unencumbered title to the Securities identified in this Purchase Notice, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their surrender or transfer, and not subject to any adverse claim;

•	on request, the undersigned will execute and deliver any additional documents that the Paying Agent or the Company deems necessary or desirable to complete the surrender of the Securities identified in this Purchase Notice; and

•	the undersigned has read and agrees to all of the terms of the Company Notice and this Purchase Notice, and understands that this Purchase Notice constitutes a binding agreement between the undersigned and the Company.

All authority conferred in this Purchase Notice shall survive the dissolution, liquidation, death or incapacity of the undersigned, and any obligations of the undersigned under this Purchase Notice shall be binding upon the successors, assigns, heirs and personal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

DESCRIPTION OF THE SECURITIES BEING SURRENDERED

Name(s) of Holder:	_______________________
Date:	_______________________
Address (1):	_______________________
Area Code and Telephone Number:	_______________________
Area Code and Facsimile Number:	_______________________
Amount of Securities to be Purchased:	$_______________________

SIGNATURE(S)

Must be signed on behalf of the Holder(s) whose name appears above or on behalf of a transferee authorized by documents transmitted with this Purchase Notice.

Authorized Signature:	_______________________
Name (please print):	_______________________
Capacity / Title:	_______________________
Address:	_______________________
Area Code and Telephone Number:	_______________________
Tax ID. or S.S. Number(s):	_______________________
Date:	_______________________

(Please complete Substitute Form W-9)

SIGNATURE GUARANTEE AND GUARANTEE OF DELIVERY
(required if not submitted for the account of an eligible institution)

The undersigned eligible institution hereby guarantees to Regal Beloit Corporation the signature appearing above.

Authorized Signature:	_______________________
Name (please print):	_______________________
Capacity / Title:	_______________________
Eligible Institution	_______________________
Address:	_______________________
Area Code and Telephone Number:	_______________________
Tax ID. or S.S. Number(s):	_______________________
Date:	_______________________

INSTRUCTIONS

1. Delivery of Purchase Notice and Surrender of Securities. This Purchase Notice may be used by holders of 2.75% Convertible Senior Subordinated Notes Due 2024 (the “Securities”) of Regal Beloit Corporation (the “Company”) to exercise their option (their “Put Option”) to require the Company to purchase their Securities on March 15, 2009 (the “Purchase Date”), at a cash purchase price (the “Purchase Price”) of $1,013.75 for each $1,000 principal amount of the Securities, which is equal to 100% of the principal amount such Securities, plus accrued and unpaid Interest to (but not including) the Purchase Date.

This Purchase Notice must be received by the Paying Agent at its address appearing on the first page of the Company Notice prior to 5:00 p.m., Eastern Time, on March 13, 2009, which is the Business Day immediately prior to the Purchase Date.

Securities that are not held in certificated form must be surrendered through the transmittal procedures of The Depository Trust Company (“DTC”), either prior to, on or following the Purchase Date. Holders of such Securities need not submit a physical Purchase Notice to the Paying Agent and may instead deliver an agent’s message to the Paying Agent in accordance with the procedures of DTC, but only if the Securities are at the time being surrendered to the Paying Agent by transferring them to the Paying Agent’s account at DTC.

In all cases, in order to validly exercise the Put Option, this Purchase Notice (or a facsimile), properly completed, or an agent’s message must be received by the Paying Agent prior to 5:00 p.m. Eastern Time on March 13, 2009 at its address appearing above.

The term “agent’s message” means a message transmitted by DTC to, and received by, the Paying Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant surrendering the Securities stating:

•	the principal amount of the Securities with respect to which the option is being exercised and which are being surrendered by the participant;

•	that the participant has received and agrees to be bound by the term of the Purchase Notice; and

•	that the Company may enforce this agreement against the participant.

•	The method of delivery of all documents, including this Purchase Notice and any other required documents, is at the election and risk of the person delivering the documents. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

2. Guarantee of Signatures. No signature guarantee is required if this Purchase Notice is submitted for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (referred to as an eligible institution). In all other cases, an eligible institution must guarantee the signature(s) on this Purchase Notice.

3. Return of Surrendered Securities. Any Securities surrendered to the Paying Agent as to which exercise of the Put Option has been validly withdrawn prior to 5:00 p.m. Eastern Time on March 13, 2009, or with respect to which the Put Option has not been validly exercised, will be returned to the Holder.

4. Irregularities. The Company will determine, in its sole discretion, all questions as to the validity of the exercise of the Put Option (including time of receipt of the Purchase Notice or agent’s message), the surrender of any Securities and the form of any documents, and its determinations shall be final and binding on all parties. The Company also reserves the absolute right to waive any defect or irregularity in the exercise of the Put Option or the surrender of any Security. The Company’s interpretation of the terms of the Purchase Notice (including these instructions) will be final and binding on all parties. None of the Company, the Paying Agent or any other person is obligated to give notice of any defects or irregularities in the exercise of the Put Option or the surrender of any Security, and none of them will incur any liability for failure to give such notice.

5. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Paying Agent (call (800) 934-6802), and additional copies of the company notice and this Purchase Notice may also be obtained from the Paying Agent.

6. Withdrawal Rights. You may withdraw previously surrendered Securities at any time until 5:00 p.m. Eastern Time on March 13, 2009. See the Company Notice for a more detailed description of your withdrawal rights.

7. Transfer Taxes. If the Purchase Price is to be issued or paid to any persons other than the DTC participant from whose account the Securities were surrendered to the Paying Agent, the amount of any transfer taxes payable on account of the transfer to such other person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

8. Important Tax Information. Under U.S. federal income tax law, a holder that surrenders Securities is required to provide the Paying Agent with such holder’s current taxpayer identification number (“TIN”) on a properly completed Form W-9 or substitute Form W-9 (which is attached), or, alternatively, to establish another basis for an exemption from backup withholding. If the Paying Agent is not provided with the correct TIN, the holder may be subject to a penalty imposed by the Internal Revenue Service. In addition, the payments made to such holder with respect to Securities purchased pursuant to the Company Notice may be subject to 28% backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit to the Paying Agent a properly completed Internal Revenue Service Form W-8 BEN or other applicable Form W-8, signed under penalties of perjury, attesting to that individual’s exempt status. A Form W-8 BEN or other applicable Form W-8 can be obtained from the Paying Agent. If backup withholding applies, the Paying Agent is required to withhold 28% of any payment made to the holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. The Paying Agent cannot refund amounts withheld by reason of backup withholding.

If you are exempt from backup withholding, you should still complete the applicable form to avoid possible erroneous backup withholding.

For federal tax purposes, you are considered a U.S. person if you are: (i) an individual who is a U.S. citizen or U.S. resident alien, (ii) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, (iii) an estate (other than a foreign estate), or (iv) a domestic trust (so defined in Treasury Regulation § 301.7701-7).